Exhibit 99.1

Ameris Bancorp Announces Fourth Quarter And Full Year 2020 Financial Results

ATLANTA, Jan. 28, 2021 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $94.3 million, or $1.36 per diluted share, for the quarter ended December 31, 2020, compared with $61.2 million, or $0.88 per diluted share, for the quarter ended December 31, 2019. The increase in net income is primarily attributable to increases in mortgage banking activity of $62.0 million and net interest income of $8.1 million, partially offset by an increase of $22.8 million in salaries and employee benefits, compared with the fourth quarter of 2019. The Company reported adjusted net income of $102.0 million, or $1.47 per diluted share, for the quarter ended December 31, 2020, compared with $66.6 million, or $0.96 per diluted share, for the same period in 2019. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, (gain) loss on sale of bank premises and expenses related to natural disasters and the COVID-19 pandemic.

For the year ended December 31, 2020, the Company reported net income of $262.0 million, or $3.77 per diluted share, compared with $161.4 million, or $2.75 per diluted share, for the year ended December 31, 2019. The Company reported adjusted net income of $300.5 million, or $4.33 per diluted share, for the year ended December 31, 2020, compared with $222.9 million, or $3.80 per diluted share, for the year ended December 31, 2019. Adjusted net income for the year excludes the same items listed above for the Company's fourth quarter.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Last quarter, I commented on the optimistic outlook for the remainder of 2020 and we delivered on that optimism this quarter. Our team remained focused and we had many successes during the quarter, including reducing our NPAs down to 48bps of total assets, maintaining our margin and continuing to safely grow the balance sheet to over $20 billion in assets for the first time in our history. While 2020 was not the year that we had anticipated, I am extremely pleased with the adaptability of our Ameris teammates, our ability to serve our customers and our record financial results this year. We are well positioned for 2021 and look forward to our continued success."

Significant items from the Company's results for the fourth quarter of 2020 include the following:

  Net income of $94.3 million, or $1.36 per diluted share, compared with $116.1 million, or $1.67 per diluted share, for the third quarter of 2020
  Tangible book value growth of $1.23 per share, or 5.5%, to $23.69 compared with $22.46 last quarter
  Successfully negotiated the termination of our remaining loss-share agreements with the FDIC
  Net interest margin stable at 3.64%, compared with the third quarter of 2020
  Reduced exposure to hotel industry by $87.5 million through the sale of selected notes
  Non-performing assets decreased to 0.48% of total assets at December 31, 2020, compared with 0.82% at September 30, 2020

Highlights of the Company's results for the full year 2020 include the following:

  Growth in net income of $100.5 million, from $161.4 million in 2019 to $262.0 million in 2020
  Adjusted return on average assets of 1.56%, compared with 1.52% in 2019
  Improvement in adjusted efficiency ratio to 52.17% in 2020, compared with 55.67% in 2019
  Growth in tangible book value of 13.8%, from $20.81 at the end of 2019 to $23.69 at the end of 2020
  Organic growth in loans of $1.66 billion, or 13.0% (and $834.8 million, or 6.5%, exclusive of PPP loans)
  Improvement in deposit mix such that noninterest bearing deposits represent 36.27% of total deposits, up from 29.94% at December 31, 2019

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands, except per share data)	2020	2019	2020	2019
Net income available to common shareholders	$94,285	$61,248	$261,988	$161,441

Adjustment items:
Merger and conversion charges	—	2,415	1,391	73,105
Restructuring charges	—	—	1,513	245
Servicing right impairment	9,501	366	40,067	507
Gain on BOLI proceeds	—	752	(948)	(3,583)
Expenses related to SEC and DOJ investigation	53	463	3,058	463
Natural disaster and pandemic charges (Note 1)	235	—	3,296	(39)
(Gain) loss on sale of premises	(30)	1,413	624	6,021
Tax effect of adjustment items (Note 2)	(2,049)	(898)	(10,488)	(16,065)
After-tax adjustment items	7,710	4,511	38,513	60,654

Tax expense attributable to merger related compensation and acquired BOLI	—	849	—	849
Adjusted net income	$101,995	$66,608	$300,501	$222,944

Reported net income per diluted share	$1.36	$0.88	$3.77	$2.75
Adjusted net income per diluted share	$1.47	$0.96	$4.33	$3.80

Reported return on average assets	1.89%	1.35%	1.36%	1.10%
Adjusted return on average assets	2.04%	1.47%	1.56%	1.52%

Reported return on average common equity	14.30%	9.97%	10.35%	8.19%
Adjusted return on average tangible common equity	25.04%	18.45%	19.77%	18.74%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges are nondeductible for tax purposes.

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for 2020 totaled $642.9 million, compared with $509.5 million for 2019. The Company's net interest margin was 3.70% for 2020, down from 3.88% reported for 2019. Accretion income for 2020 increased to $27.4 million, compared with $19.9 million for 2019. The decrease in net interest margin is primarily attributable to a decrease in the yield on earning assets resulting from declines in market interest rates, partially offset by a decrease in funding costs.

Net interest income on a tax-equivalent basis for the fourth quarter of 2020 totaled $164.8 million, compared with $163.9 million for the third quarter of 2020 and $156.5 million for the fourth quarter of 2019. The Company's net interest margin was 3.64% for the fourth quarter of 2020, flat compared with 3.64% reported for the third quarter of 2020 and down from 3.86% reported for the fourth quarter of 2019. The stability in net interest margin in the current quarter is primarily attributable to continued focus on management of cost of funds as yields on earning assets decline. Contributing to net interest income for the fourth quarter of 2020 was $6.3 million related to accelerated fee income on PPP loan forgiveness, partially offset by $2.3 million in interest reversals related to the sale of certain hotel loans. Accretion income for the fourth quarter of 2020 decreased to $4.7 million, compared with $6.5 million for the third quarter of 2020 and $9.7 million for the fourth quarter of 2019. The decrease in accretion income in the fourth quarter is primarily attributable to decreased accretion on payoffs compared with the third quarter of 2020.

Yields on loans decreased to 4.41% during the fourth quarter of 2020, compared with 4.42% for the third quarter of 2020 and 5.28% reported for the fourth quarter of 2019. Loan production in the banking division during the fourth quarter of 2020 totaled $784.9 million, with weighted average yields of 3.86%, compared with $869.0 million and 4.00%, respectively, in the third quarter of 2020 and $1.1 billion and 4.70%, respectively, in the fourth quarter of 2019. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $7.7 billion during the fourth quarter of 2020, with weighted average yields of 3.25%, compared with $7.7 billion and 3.33%, respectively, during the third quarter of 2020 and $4.1 billion and 4.29%, respectively, during the fourth quarter of 2019.

Interest expense during the fourth quarter of 2020 decreased to $15.3 million, compared with $17.4 million in the third quarter of 2020 and $38.7 million in the fourth quarter of 2019. The Company's total cost of funds moved five basis points lower to 0.36% in the fourth quarter of 2020 as compared with the third quarter of 2020. Deposit costs decreased eight basis points during the fourth quarter of 2020 to 0.22%, compared with 0.30% in the third quarter of 2020. Costs of interest-bearing deposits decreased during the quarter from 0.47% in the third quarter of 2020 to 0.34% in the fourth quarter of 2020.

Noninterest Income

Noninterest income increased $248.4 million, or 125.4%, to $446.5 million for 2020, compared with $198.1 million for 2019, as a result of increased mortgage banking activity. Mortgage banking activity increased $254.7 million, or 213.3%, to $374.1 million for 2020, compared with $119.4 million for 2019, as a result of a production increase of $5.44 billion, or 125.9%, over the same period. Gain on sale spreads increased to 3.79% in 2020 compared with 2.75% in 2019.

Noninterest income decreased $46.9 million, or 29.5%, in the fourth quarter of 2020 to $112.1 million, compared with $159.0 million for the third quarter of 2020, primarily as a result of decreased mortgage banking activity.

Mortgage banking activity decreased $43.4 million, or 31.3%, to $95.2 million in the fourth quarter of 2020, compared with $138.6 million for the third quarter of 2020. This decrease was a result of decreased production, increased servicing right impairment and a decline in the retail mortgage open pipeline, partially offset by an expansion in our gain on sale spread. Gain on sale spreads increased to 4.34% in the fourth quarter of 2020 from 3.92% for the third quarter of 2020. Total production in the retail mortgage division decreased to $2.81 billion in the fourth quarter of 2020, compared with $2.92 billion for the third quarter of 2020. Mortgage banking activity was negatively impacted during the fourth quarter of 2020 by a $9.1 million servicing right impairment, compared with an impairment of $1.1 million for the third quarter of 2020. The retail mortgage open pipeline was $2.00 billion at the end of the fourth quarter of 2020, compared with $2.71 billion at September 30, 2020.

Service charge revenue increased $551,000, or 5.0%, to $11.5 million in the fourth quarter of 2020, compared with $10.9 million for the third quarter of 2020, resulting from an increase in volume. Other noninterest income decreased $3.9 million, or 46.4%, to $4.5 million for the fourth quarter of 2020, compared with $8.4 million for the third quarter of 2020, primarily as a result of decreases in the gain on sales of SBA loans and SBA servicing right valuation adjustment of $2.7 million and $1.1 million, respectively.

Noninterest Expense

Noninterest expense increased $126.7 million, or 26.8%, to $598.6 million in 2020, compared with $471.9 million in 2019. During 2020, the Company recorded $9.9 million of charges to earnings, the majority of which related to natural disaster and pandemic charges and certain legal expenses, compared with $79.8 million in charges in 2019 that were principally related to merger and conversion charges and loss on sale of premises. Excluding these charges, adjusted expenses increased $196.6 million, or 50.1%, to $588.7 million in 2020, from $392.1 million in 2019. The majority of this increase is attributable to the acquisition of Fidelity Bank and variable expenses related to increased mortgage production. The Company continues to focus on its operating efficiency ratio, such that the adjusted efficiency ratio improved from 55.67% in 2019 to 52.17% in 2020.

Noninterest expense decreased $2.6 million, or 1.7%, to $151.1 million during the fourth quarter of 2020, compared with $153.7 million for the third quarter of 2020. During the fourth quarter of 2020, the Company recorded $258,000 of charges to earnings, related to certain legal expenses, natural disaster and pandemic charges and (gain) loss on sale of premises, compared with $647,000 in charges in the third quarter of 2020 that were related to the same items, in addition to merger and conversion charges and restructuring charges associated with branch consolidations and efficiency initiatives. Excluding these charges, adjusted expenses decreased approximately $2.2 million, or 1.4%, to $150.9 million in the fourth quarter of 2020, from $153.0 million in the third quarter of 2020. The majority of this decrease is attributable to variable expenses related to decreased mortgage production. Also during the fourth quarter, the Company incurred a $765,000 expense related to the final termination of the remaining loss-share agreements with the FDIC. The Company made a $1.0 million donation to the Ameris Bank Foundation as well. The adjusted efficiency ratio was 52.67% in the fourth quarter of 2020, compared with 47.34% in the third quarter of 2020.

Income Tax Expense

The Company's effective tax rate for the fourth quarter of 2020 was 25.2%, compared with 22.7% in the third quarter of 2020. The increased rate for the fourth quarter of 2020 was primarily a result of a large return to provision adjustment when the Company filed its 2019 income tax returns in the fourth quarter of 2020.

Balance Sheet Trends

Total assets at December 31, 2020 were $20.44 billion, compared with $18.24 billion at December 31, 2019. Total loans, including loans held for sale, were $15.65 billion at December 31, 2020, compared with $14.48 billion at December 31, 2019. Total loans held for investment were $14.48 billion at December 31, 2020, compared with $12.82 billion at December 31, 2019, an increase of $1.66 billion, or 13.0%. Loan production in the banking division during the fourth quarter of 2020 was down 10% from the third quarter of 2020 and 28% from the fourth quarter of 2019. Loan growth for the year ended December 31, 2020 was driven by PPP loan originations, which totaled $827.6 million in outstanding balances at December 31, 2020, and increases in commercial real estate and warehouse lending.

At December 31, 2020, total deposits amounted to $16.96 billion, or 96.8% of total funding, compared with $14.03 billion and 90.1%, respectively, at December 31, 2019. At December 31, 2020, noninterest-bearing deposit accounts were $6.15 billion, or 36.3% of total deposits, compared with $4.20 billion, or 29.9% of total deposits, at December 31, 2019. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $10.23 billion at December 31, 2020, compared with $7.21 billion at December 31, 2019. These funds represented 60.3% of the Company's total deposits at December 31, 2020, compared with 51.4% at the end of 2019.

Shareholders' equity at December 31, 2020 totaled $2.65 billion, an increase of $177.5 million, or 7.2%, from December 31, 2019. The increase in shareholders' equity was primarily the result of earnings of $262.0 million during 2020, partially offset by the CECL adoption impact of $56.7 million and dividends declared. Tangible book value per share was $23.69 at December 31, 2020, compared with $20.81 at December 31, 2019. Tangible common equity as a percentage of tangible assets was 8.47% at December 31, 2020, compared with 8.40% at the end of the 2019.

Credit Quality

Credit quality remains strong in the Company. During the fourth quarter of 2020, the Company reversed provision for credit losses of $1.5 million, compared with a provision of $17.7 million in the third quarter of 2020. This decrease in provision was primarily attributable to improvements in forecast economic conditions, particularly levels of unemployment and GDP, compared with forecast conditions during the third quarter of 2020. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the fourth quarter of 2020 equaled approximately 2.9% of total loans, down from approximately 19.0% of total loans at the end of the second quarter of 2020. Nonperforming assets as a percentage of total assets decreased by 34 basis points to 0.48% during the quarter. The decrease in nonperforming assets is primarily attributable to decreased nonaccrual loans in the residential real estate and commercial real estate loan categories. The net charge-off ratio was 70 basis points for the fourth quarter of 2020, compared with 10 basis points in the third quarter of 2020 and nine basis points in the fourth quarter of 2019. The increase in net charge-offs for the fourth quarter of 2020 was primarily attributable to approximately $17.2 million of charge-offs on certain hotel exposures sold during the quarter. The hotel loans sold were selected based on a number of factors, including the level of relationship with the borrower, tier of hotel brand underlying the property and market conditions in the area.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 29, 2021, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until February 12, 2021. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10151038. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Florida, South Carolina and Alabama at the end of the most recent quarter.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy, including any changes that result from the recent U.S. elections; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2020	2020	2020	2020	2019	2020	2019
EARNINGS
Net income	$94,285	$116,145	$32,236	$19,322	$61,248	$261,988	$161,441
Adjusted net income	$101,995	$116,879	$42,423	$39,205	$66,608	$300,501	$222,944

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.36	$1.68	$0.47	$0.28	$0.88	$3.78	$2.76
Diluted	$1.36	$1.67	$0.47	$0.28	$0.88	$3.77	$2.75
Adjusted diluted EPS	$1.47	$1.69	$0.61	$0.56	$0.96	$4.33	$3.80
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.60	$0.50
Book value per share (period end)	$38.07	$36.91	$35.42	$35.10	$35.53	$38.07	$35.53
Tangible book value per share (period end)	$23.69	$22.46	$20.90	$20.44	$20.81	$23.69	$20.81
Weighted average number of shares
Basic	69,252,307	69,230,667	69,191,778	69,247,661	69,429,193	69,256,020	58,462,137
Diluted	69,493,105	69,346,141	69,292,972	69,502,022	69,683,999	69,426,185	58,614,151
Period end number of shares	69,541,481	69,490,546	69,462,782	69,441,274	69,503,833	69,541,481	69,503,833
Market data
High intraday price	$39.53	$27.81	$29.82	$43.79	$44.90	$43.79	$44.90
Low intraday price	$22.37	$19.91	$17.12	$17.89	$38.34	$17.12	$31.27
Period end closing price	$38.07	$22.78	$23.59	$23.76	$42.54	$38.07	$42.54
Average daily volume	394,641	359,059	470,151	461,692	353,783	420,874	389,112

PERFORMANCE RATIOS
Return on average assets	1.89%	2.33%	0.67%	0.43%	1.35%	1.36%	1.10%
Adjusted return on average assets	2.04%	2.35%	0.89%	0.87%	1.47%	1.56%	1.52%
Return on average common equity	14.30%	18.27%	5.23%	3.16%	9.97%	10.35%	8.19%
Adjusted return on average tangible common equity	25.04%	30.53%	11.66%	10.98%	18.45%	19.77%	18.74%
Earning asset yield (TE)	3.98%	4.02%	4.32%	4.56%	4.82%	4.21%	4.88%
Total cost of funds	0.36%	0.41%	0.52%	0.91%	1.00%	0.54%	1.05%
Net interest margin (TE)	3.64%	3.64%	3.83%	3.70%	3.86%	3.70%	3.88%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	38.37%	46.72%	39.35%	22.83%	22.02%	37.90%	23.60%
Efficiency ratio	54.83%	47.80%	54.70%	68.23%	58.24%	55.21%	67.11%
Adjusted efficiency ratio (TE)	52.67%	47.34%	51.08%	59.87%	55.61%	52.17%	55.67%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.95%	12.90%	12.38%	13.37%	13.54%	12.95%	13.54%
Tangible common equity to tangible assets	8.47%	8.27%	7.70%	8.25%	8.40%	8.47%	8.40%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.47%	8.27%	7.70%	8.25%	8.40%	8.47%	8.40%
Effect of goodwill and other intangibles	4.48%	4.63%	4.68%	5.12%	5.14%	4.48%	5.14%
Equity to assets (GAAP)	12.95%	12.90%	12.38%	13.37%	13.54%	12.95%	13.54%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,816	1,807	1,832	1,865	1,913	1,816	1,913
Retail Mortgage Division	748	734	692	689	690	748	690
Warehouse Lending Division	12	11	9	9	9	12	9
SBA Division	24	33	42	44	42	24	42
Premium Finance Division	71	71	70	72	68	71	68
Total Ameris Bancorp FTE headcount	2,671	2,656	2,645	2,679	2,722	2,671	2,722

Assets per Banking Division FTE	$11,255	$10,998	$10,848	$9,772	$9,536	$11,255	$9,536
Branch locations	164	170	170	170	170	164	170
Deposits per branch location	$103,401	$94,493	$91,705	$81,439	$82,512	$103,401	$82,512

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2020	2020	2020	2020	2019	2020	2019
Interest income
Interest and fees on loans	$171,971	$172,351	$175,345	$171,242	$182,391	$690,909	$586,848
Interest on taxable securities	6,398	7,259	9,347	10,082	10,358	33,086	40,138
Interest on nontaxable securities	150	159	157	157	167	623	593
Interest on deposits in other banks	252	153	123	1,211	1,091	1,739	8,139
Interest on federal funds sold	12	12	46	76	69	146	676
Total interest income	178,783	179,934	185,018	182,768	194,076	726,503	636,394

Interest expense
Interest on deposits	8,870	11,822	14,273	24,102	27,970	59,067	102,533
Interest on other borrowings	6,457	5,574	6,931	10,721	10,755	29,683	28,695
Total interest expense	15,327	17,396	21,204	34,823	38,725	88,750	131,228

Net interest income	163,456	162,538	163,814	147,945	155,351	637,753	505,166

Provision for loan losses	(6,700)	26,692	68,449	37,047	5,693	125,488	19,758
Provision for unfunded commitments	5,481	(10,131)	19,712	4,000	—	19,062	—
Provision for other credit losses	(291)	1,121	—	—	—	830	—
Provision for credit losses	(1,510)	17,682	88,161	41,047	5,693	145,380	19,758
Net interest income after provision for credit losses	164,966	144,856	75,653	106,898	149,658	492,373	485,408

Noninterest income
Service charges on deposits accounts	11,465	10,914	9,922	11,844	13,567	44,145	50,792
Mortgage banking activity	95,192	138,627	104,925	35,333	33,168	374,077	119,409
Other service charges, commissions and fees	965	1,039	949	961	935	3,914	3,566
Gain (loss) on securities	—	—	14	(9)	(1)	5	138
Other noninterest income	4,521	8,438	5,150	6,250	7,444	24,359	24,208
Total noninterest income	112,143	159,018	120,960	54,379	55,113	446,500	198,113

Noninterest expense
Salaries and employee benefits	92,466	96,698	95,168	75,946	69,642	360,278	223,938
Occupancy and equipment expenses	12,709	13,805	13,807	12,028	11,919	52,349	40,596
Data processing and telecommunications expenses	11,323	12,226	10,514	11,954	11,362	46,017	38,513
Credit resolution related expenses(1)	1,156	802	950	2,198	1,098	5,106	4,082
Advertising and marketing expenses	3,267	966	1,455	2,358	2,250	8,046	7,927
Amortization of intangible assets	4,190	4,190	5,601	5,631	5,741	19,612	17,713
Merger and conversion charges	—	(44)	895	540	2,415	1,391	73,105
Other noninterest expenses	26,005	25,049	27,378	27,398	18,137	105,830	66,063
Total noninterest expense	151,116	153,692	155,768	138,053	122,564	598,629	471,937

Income before income tax expense	125,993	150,182	40,845	23,224	82,207	340,244	211,584
Income tax expense	31,708	34,037	8,609	3,902	20,959	78,256	50,143
Net income	$94,285	$116,145	$32,236	$19,322	$61,248	$261,988	$161,441

Diluted earnings per common share	$1.36	$1.67	$0.47	$0.28	$0.88	$3.77	$2.75

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2020	2020	2020	2020	2019
Assets
Cash and due from banks	$203,349	$257,026	$292,899	$255,312	$246,234
Federal funds sold and interest-bearing deposits in banks	1,913,957	494,765	428,560	396,844	375,615
Time deposits in other banks	249	249	249	249	249
Investment securities available for sale, at fair value	982,879	1,117,436	1,238,896	1,353,040	1,403,403
Other investments	28,202	47,329	76,453	81,754	66,919
Loans held for sale, at fair value	1,167,659	1,414,889	1,736,397	1,398,229	1,656,711

Loans, net of unearned income	14,480,925	14,943,593	14,503,157	13,094,106	12,818,476
Allowance for credit losses	(199,422)	(231,924)	(208,793)	(149,524)	(38,189)
Loans, net	14,281,503	14,711,669	14,294,364	12,944,582	12,780,287

Other real estate owned	11,880	17,969	23,563	21,027	19,500
Premises and equipment, net	222,890	231,278	230,118	231,347	233,102
Goodwill	928,005	928,005	928,005	931,947	931,637
Other intangible assets, net	71,974	76,164	80,354	85,955	91,586
Cash value of bank owned life insurance	176,467	175,605	175,011	176,239	175,270
Deferred income taxes, net	33,314	53,039	56,306	24,196	2,180
Other assets	416,310	348,428	311,454	323,827	259,886
Total assets	$20,438,638	$19,873,851	$19,872,629	$18,224,548	$18,242,579

Liabilities
Deposits
Noninterest-bearing	$6,151,070	$5,909,316	$5,595,868	$4,226,253	$4,199,448
Interest-bearing	10,806,753	10,154,490	9,993,950	9,618,365	9,827,625
Total deposits	16,957,823	16,063,806	15,589,818	13,844,618	14,027,073
Federal funds purchased and securities sold under agreements to repurchase	11,641	9,103	12,879	15,160	20,635
Other borrowings	425,155	875,255	1,418,336	1,543,371	1,398,709
Subordinated deferrable interest debentures	124,345	123,860	123,375	122,890	127,560
FDIC loss-share payable, net	—	19,476	18,903	18,111	19,642
Other liabilities	272,586	217,668	249,188	243,248	179,378
Total liabilities	17,791,550	17,309,168	17,412,499	15,787,398	15,772,997

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,754	71,703	71,674	71,652	71,500
Capital stock	1,913,285	1,911,031	1,909,839	1,908,721	1,907,108
Retained earnings	671,510	587,657	481,948	460,153	507,950
Accumulated other comprehensive income, net of tax	33,505	37,252	39,613	39,551	17,995
Treasury stock	(42,966)	(42,960)	(42,944)	(42,927)	(34,971)
Total shareholders' equity	2,647,088	2,564,683	2,460,130	2,437,150	2,469,582
Total liabilities and shareholders' equity	$20,438,638	$19,873,851	$19,872,629	$18,224,548	$18,242,579

Other Data
Earning assets	$18,573,871	$18,018,261	$17,983,712	$16,324,222	$16,321,373
Intangible assets	999,979	1,004,169	1,008,359	1,017,902	1,023,223
Interest-bearing liabilities	11,367,894	11,162,708	11,548,540	11,299,786	11,374,529
Average assets	19,876,338	19,810,084	19,222,181	18,056,445	17,998,494
Average common shareholders' equity	2,622,942	2,529,471	2,478,373	2,456,617	2,437,272

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Allowance for Credit Losses
Balance at beginning of period	$260,417	$246,295	$167,315	$39,266	$36,607	$39,266	$28,819

CECL adoption impact on allowance for loan losses	—	—	—	78,661	—	78,661	—
CECL adoption impact on allowance for unfunded commitments	—	—	—	12,714	—	12,714	—
Total CECL adoption impact	—	—	—	91,375	—	91,375	—

Acquired allowance for unfunded commitments	—	—	—	—	—	—	1,077

Provision for loan losses	(6,700)	26,692	68,449	37,047	5,693	125,488	19,758
Provision for unfunded commitments	5,481	(10,131)	19,712	4,000	—	19,062	—
Provision for other credit losses	(291)	1,121	—	—	—	830	—
Provision for credit losses	(1,510)	17,682	88,161	41,047	5,693	145,380	19,758

Charge-offs	29,094	7,370	11,282	6,718	5,664	54,464	19,861
Recoveries	3,292	3,810	2,101	2,345	2,630	11,548	9,473
Net charge-offs	25,802	3,560	9,181	4,373	3,034	42,916	10,388

Ending balance	$233,105	$260,417	$246,295	$167,315	$39,266	$233,105	$39,266

Allowance for loan losses	$199,422	$231,924	$208,793	$149,524	$38,189	$199,422	$38,189
Allowance for unfunded commitments	32,853	27,372	37,502	17,791	1,077	32,853	1,077
Allowance for other credit losses	830	1,121	—	—	—	830	—
T otal allowance for credit losses	$233,105	$260,417	$246,295	$167,315	$39,266	$233,105	$39,266

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$5,960	$1,715	$486	$2,486	$1,813	$10,647	$3,460
Consumer installment	2,861	677	962	1,142	1,586	5,642	5,899
Indirect automobile	658	697	1,016	1,231	939	3,602	1,904
Premium Finance	2,240	1,158	1,904	831	899	6,133	4,351
Real estate - construction and development	—	9	74	—	146	83	414
Real estate - commercial and farmland	17,284	2,977	6,315	928	181	27,504	3,342
Real estate - residential	91	137	525	100	100	853	491
Total charge-offs	29,094	7,370	11,282	6,718	5,664	54,464	19,861

Recoveries
Commercial, financial and agricultural	754	470	303	362	934	1,889	1,838
Consumer installment	480	516	436	321	461	1,753	1,620
Indirect automobile	637	317	359	344	241	1,657	445
Premium Finance	605	1,224	676	684	358	3,189	2,754
Real estate - construction and development	125	182	168	342	430	817	1,745
Real estate - commercial and farmland	439	904	21	85	140	1,449	332
Real estate - residential	252	197	138	207	68	794	739
Total recoveries	3,292	3,810	2,101	2,345	2,632	11,548	9,473

Net charge-offs	$25,802	$3,560	$9,181	$4,373	$3,032	$42,916	$10,388

Non-Performing Assets
Nonaccrual loans	$76,457	$138,163	$77,745	$77,866	$75,124	$76,457	$75,124
Other real estate owned	11,880	17,969	23,563	21,027	19,500	11,880	19,500
Repossessed assets	544	258	1,348	783	939	544	939
Accruing loans delinquent 90 days or more	8,326	7,003	15,127	11,969	5,754	8,326	5,754
Total non-performing assets	$97,207	$163,393	$117,783	$111,645	$101,317	$97,207	$101,317

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.48%	0.82%	0.59%	0.61%	0.56%	0.48%	0.56%
Net charge-offs as a percent of average loans (annualized)	0.70%	0.10%	0.27%	0.14%	0.09%	0.31%	0.10%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2020	2020	2020	2020	2019
Loans by Type
Commercial, financial and agricultural	$1,627,477	$1,879,788	$1,839,921	$827,392	$802,171
Consumer installment	306,995	450,810	575,782	520,592	498,577
Indirect automobile	580,083	682,396	739,543	937,736	1,061,824
Mortgage warehouse	916,353	995,942	748,853	547,328	526,369
Municipal	659,403	725,669	731,508	749,633	564,304
Premium Finance	687,841	710,890	690,584	661,845	654,669
Real estate - construction and development	1,606,710	1,628,255	1,641,744	1,628,367	1,549,062
Real estate - commercial and farmland	5,300,006	5,116,252	4,804,420	4,516,451	4,353,039
Real estate - residential	2,796,057	2,753,591	2,730,802	2,704,762	2,808,461
Total loans	$14,480,925	$14,943,593	$14,503,157	$13,094,106	$12,818,476

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$521	$459	$591	$575	$516
Consumer installment	32	36	42	4	8
Indirect automobile	2,277	2,689	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	159	156
Real estate - construction and development	506	510	919	925	936
Real estate - commercial and farmland	36,707	56,417	5,252	5,587	6,732
Real estate - residential	38,800	28,777	30,253	22,775	21,261
Total accruing troubled debt restructurings	$78,843	$88,888	$37,057	$30,025	$29,609
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$849	$1,002	$1,034	$334	$335
Consumer installment	56	64	67	105	107
Indirect automobile	461	482	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	—	—
Real estate - construction and development	707	709	307	289	253
Real estate - commercial and farmland	1,401	19,942	1,878	2,415	2,071
Real estate - residential	2,671	4,477	2,231	3,078	2,857
Total nonaccrual troubled debt restructurings	$6,145	$26,676	$5,517	$6,221	$5,623
Total troubled debt restructurings	$84,988	$115,564	$42,574	$36,246	$35,232

Loans by Risk Grade
Grade 1 - Prime credit	$1,368,661	$1,845,900	$1,789,709	$774,956	$587,877
Grade 2 - Strong credit	869,581	838,267	801,273	785,770	840,372
Grade 3 - Good credit	6,624,154	6,189,269	5,784,754	5,772,834	6,034,398
Grade 4 - Satisfactory credit	4,794,672	4,989,617	5,643,133	4,353,733	4,884,541
Grade 5 - Fair credit	452,350	643,502	212,667	1,131,128	233,020
Grade 6 - Other assets especially mentioned	108,541	151,501	108,704	106,885	86,412
Grade 7 - Substandard	262,947	285,537	162,917	168,561	151,846
Grade 8 - Doubtful	19	—	—	239	8
Grade 9 - Loss	—	—	—	—	2
Total loans	$14,480,925	$14,943,593	$14,503,157	$13,094,106	$12,818,476

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Earning Assets
Federal funds sold	$20,000	$20,004	$24,265	$27,380	$23,104	$22,896	$31,104
Interest-bearing deposits in banks	879,481	467,188	398,284	419,260	304,427	541,776	358,924
Time deposits in other banks	249	249	249	249	401	249	3,705
Investment securities - taxable	1,024,335	1,160,585	1,281,980	1,359,651	1,426,062	1,206,014	1,341,330
Investment securities - nontaxable	20,112	21,619	21,576	22,839	23,580	21,533	21,695
Other investments	31,552	64,656	79,143	73,972	64,852	62,253	37,415
Loans held for sale	1,281,762	1,507,481	1,614,080	1,587,131	1,537,648	1,497,051	667,078
Loans	14,752,664	14,688,317	13,915,406	12,712,997	12,697,912	14,018,582	10,666,978
Total Earning Assets	$18,010,155	$17,930,099	$17,334,983	$16,203,479	$16,077,986	$17,370,354	$13,128,229

Deposits
Noninterest-bearing deposits	$5,970,672	$5,782,163	$5,061,578	$4,080,920	$4,124,872	$5,227,399	$3,364,785
NOW accounts	2,968,596	2,718,315	2,441,305	2,287,947	2,204,666	2,605,349	1,831,024
MMDA	4,534,243	4,273,899	4,221,906	4,004,644	3,953,717	4,259,467	3,280,233
Savings accounts	793,414	749,314	692,382	643,422	649,118	719,916	529,866
Retail CDs	2,109,600	2,274,150	2,471,134	2,624,209	2,721,829	2,368,802	2,348,689
Brokered CDs	1,140	1,933	2,043	61,190	249,644	16,494	347,844
Total Deposits	16,377,665	15,799,774	14,890,348	13,702,332	13,903,846	15,197,427	11,702,441
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	9,929	10,483	12,452	15,637	17,088	12,115	14,043
FHLB advances	127,797	799,034	1,212,537	1,267,303	1,080,516	849,546	483,735
Other borrowings	376,295	272,443	269,300	269,454	234,001	297,023	186,798
Subordinated deferrable interest debentures	124,091	123,604	123,120	127,731	127,292	124,632	110,129
Total Non-Deposit Funding	638,112	1,205,564	1,617,409	1,680,125	1,458,897	1,283,316	794,705
Total Funding	$17,015,777	$17,005,338	$16,507,757	$15,382,457	$15,362,743	$16,480,743	$12,497,146

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Interest Income
Federal funds sold	$13	$13	$45	$76	$69	$147	$676
Interest-bearing deposits in banks	251	152	122	1,210	1,089	1,735	8,068
Time deposits in other banks	1	1	1	1	2	4	71
Investment securities - taxable	6,398	7,260	9,346	10,082	10,358	33,086	40,138
Investment securities - nontaxable (TE)	190	202	198	199	212	789	751
Loans held for sale	9,705	10,365	14,053	13,637	14,330	47,760	25,003
Loans (TE)	163,532	163,352	162,617	158,636	169,119	648,137	566,037
Total Earning Assets	$180,090	$181,345	$186,382	$183,841	$195,179	$731,658	$640,744

Accretion income (included above)	$4,688	$6,525	$9,576	$6,562	$9,727	$27,351	$19,935

Interest Expense
Interest-Bearing Deposits
NOW accounts	$1,091	$1,394	$1,265	$2,774	$2,728	$6,524	$9,940
MMDA	2,326	2,823	3,764	9,748	11,311	18,661	42,439
Savings accounts	143	112	94	210	233	559	669
Retail CDs	5,301	7,484	9,136	11,064	12,220	32,985	41,040
Brokered CDs	9	9	14	306	1,478	338	8,445
Total Interest-Bearing Deposits	8,870	11,822	14,273	24,102	27,970	59,067	102,533
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	8	9	25	40	41	82	86
FHLB advances	245	661	1,686	5,109	5,241	7,701	10,044
Other borrowings	4,635	3,558	3,487	3,511	3,358	15,191	11,127
Subordinated deferrable interest debentures	1,569	1,346	1,733	2,061	2,115	6,709	7,438
Total Non-Deposit Funding	6,457	5,574	6,931	10,721	10,755	29,683	28,695
Total Interest-Bearing Funding	$15,327	$17,396	$21,204	$34,823	$38,725	$88,750	$131,228

Net Interest Income (TE)	$164,763	$163,949	$165,178	$149,018	$156,454	$642,908	$509,516

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2020	2020	2020	2020	2019	2020	2019
Earning Assets
Federal funds sold	0.26%	0.26%	0.75%	1.12%	1.18%	0.64%	2.17%
Interest-bearing deposits in banks	0.11%	0.13%	0.12%	1.16%	1.42%	0.32%	2.25%
Time deposits in other banks	1.60%	1.60%	1.62%	1.62%	1.98%	1.61%	1.92%
Investment securities - taxable	2.48%	2.49%	2.93%	2.98%	2.88%	2.74%	2.99%
Investment securities - nontaxable (TE)	3.76%	3.72%	3.69%	3.50%	3.57%	3.66%	3.46%
Loans held for sale	3.01%	2.74%	3.50%	3.46%	3.70%	3.19%	3.75%
Loans (TE)	4.41%	4.42%	4.70%	5.02%	5.28%	4.62%	5.31%
Total Earning Assets	3.98%	4.02%	4.32%	4.56%	4.82%	4.21%	4.88%

Interest-Bearing Deposits
NOW accounts	0.15%	0.20%	0.21%	0.49%	0.49%	0.25%	0.54%
MMDA	0.20%	0.26%	0.36%	0.98%	1.14%	0.44%	1.29%
Savings accounts	0.07%	0.06%	0.05%	0.13%	0.14%	0.08%	0.13%
Retail CDs	1.00%	1.31%	1.49%	1.70%	1.78%	1.39%	1.75%
Brokered CDs	3.14%	1.85%	2.76%	2.01%	2.35%	2.05%	2.43%
Total Interest-Bearing Deposits	0.34%	0.47%	0.58%	1.01%	1.13%	0.59%	1.23%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.32%	0.34%	0.81%	1.03%	0.95%	0.68%	0.61%
FHLB advances	0.76%	0.33%	0.56%	1.62%	1.92%	0.91%	2.08%
Other borrowings	4.90%	5.20%	5.21%	5.24%	5.69%	5.11%	5.96%
Subordinated deferrable interest debentures	5.03%	4.33%	5.66%	6.49%	6.59%	5.38%	6.75%
Total Non-Deposit Funding	4.03%	1.84%	1.72%	2.57%	2.92%	2.31%	3.61%
Total Interest-Bearing Liabilities	0.55%	0.62%	0.75%	1.24%	1.37%	0.79%	1.44%

Net Interest Spread	3.43%	3.40%	3.57%	3.32%	3.45%	3.42%	3.44%

Net Interest Margin(2)	3.64%	3.64%	3.83%	3.70%	3.86%	3.70%	3.88%

Total Cost of Funds(3)	0.36%	0.41%	0.52%	0.91%	1.00%	0.54%	1.05%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2020	2020	2020	2020	2019	2020	2019
Net income available to common shareholders	$94,285	$116,145	$32,236	$19,322	$61,248	$261,988	$161,441

Adjustment items:
Merger and conversion charges	—	(44)	895	540	2,415	1,391	73,105
Restructuring charges	—	50	1,463	—	—	1,513	245
Servicing right impairment	9,501	412	7,989	22,165	366	40,067	507
(Gain) loss on BOLI proceeds	—	(103)	(845)	—	752	(948)	(3,583)
Expenses related to SEC/DOJ Investigation	53	268	1,294	1,443	463	3,058	463
Natural disaster and pandemic charges (Note 1)	235	470	2,043	548	—	3,296	(39)
(Gain) loss on sale of premises	(30)	(97)	281	470	1,413	624	6,021
Tax effect of adjustment items (Note 2)	(2,049)	(222)	(2,933)	(5,283)	(898)	(10,488)	(16,065)
After tax adjustment items	7,710	734	10,187	19,883	4,511	38,513	60,654

Tax expense attributable to acquisition related compensation and acquired BOLI	—	—	—	—	849	—	849

Adjusted net income	$101,995	$116,879	$42,423	$39,205	$66,608	$300,501	$222,944

Weighted average number of shares - diluted	69,493,105	69,346,141	69,292,972	69,502,022	69,683,999	69,426,185	58,614,151
Net income per diluted share	$1.36	$1.67	$0.47	$0.28	$0.88	$3.77	$2.75
Adjusted net income per diluted share	$1.47	$1.69	$0.61	$0.56	$0.96	$4.33	$3.80

Average assets	$19,876,338	$19,810,084	$19,222,181	$18,056,445	$17,998,494	$19,240,493	$14,621,185
Return on average assets	1.89%	2.33%	0.67%	0.43%	1.35%	1.36%	1.10%
Adjusted return on average assets	2.04%	2.35%	0.89%	0.87%	1.47%	1.56%	1.52%

Average common equity	$2,622,942	$2,529,471	$2,478,373	$2,456,617	$2,437,272	$2,531,419	$1,970,780
Average tangible common equity	$1,620,742	$1,523,066	$1,462,871	$1,436,108	$1,432,081	$1,520,303	$1,189,493
Return on average common equity	14.30%	18.27%	5.23%	3.16%	9.97%	10.35%	8.19%
Adjusted return on average tangible common equity	25.04%	30.53%	11.66%	10.98%	18.45%	19.77%	18.74%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for 1Q20, 4Q19 and both year-to-date periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Adjusted Noninterest Expense
Total noninterest expense	$151,116	$153,692	$155,768	$138,053	$122,564	$598,629	$471,937
Adjustment items:
Merger and conversion charges	—	44	(895)	(540)	(2,415)	(1,391)	(73,105)
Restructuring charges	—	(50)	(1,463)	—	—	(1,513)	(245)
Expenses related to SEC/DOJ Investigation	(53)	(268)	(1,294)	(1,443)	(463)	(3,058)	(463)
Natural disaster and pandemic charges	(235)	(470)	(2,043)	(548)	—	(3,296)	39
Gain (loss) on sale of premises	30	97	(281)	(470)	(1,413)	(624)	(6,021)
Adjusted noninterest expense	$150,858	$153,045	$149,792	$135,052	$118,273	$588,747	$392,142

Total Revenue
Net interest income	$163,456	162,538	$163,814	$147,945	$155,351	$637,753	$505,166
Noninterest income	112,143	159,018	120,960	54,379	55,113	446,500	198,113
Total revenue	$275,599	$321,556	$284,774	$202,324	$210,464	$1,084,253	$703,279

Adjusted Total Revenue
Net interest income (TE)	$164,763	$163,949	$165,178	$149,018	$156,454	$642,908	$509,516
Noninterest income	112,143	$159,018	120,960	54,379	55,113	446,500	198,113
Total revenue (TE)	276,906	$322,967	286,138	203,397	211,567	1,089,408	707,629
Adjustment items:
(Gain) loss on securities	—	—	(14)	9	(1)	(5)	(138)
(Gain) loss on BOLI proceeds	—	(103)	(845)	—	752	(948)	(3,583)
Servicing right impairment	9,501	412	7,989	22,165	366	40,067	507
Adjusted total revenue (TE)	$286,407	$323,276	$293,268	$225,571	$212,684	$1,128,522	$704,415

Efficiency ratio	54.83%	47.80%	54.70%	68.23%	58.24%	55.21%	67.11%
Adjusted efficiency ratio (TE)	52.67%	47.34%	51.08%	59.87%	55.61%	52.17%	55.67%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2020	2020	2020	2020	2019	2020	2019
Total shareholders' equity	$2,647,088	$2,564,683	$2,460,130	$2,437,150	$2,469,582	$2,647,088	$2,469,582
Less:
Goodwill	928,005	$928,005	928,005	931,947	931,637	928,005	931,637
Other intangibles, net	71,974	$76,164	80,354	85,955	91,586	71,974	91,586
Total tangible shareholders' equity	$1,647,109	$1,560,514	$1,451,771	$1,419,248	$1,446,359	$1,647,109	$1,446,359

Period end number of shares	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833	69,541,481	69,503,833
Book value per share (period end)	$38.07	$36.91	$35.42	$35.10	$35.53	$38.07	$35.53
Tangible book value per share (period end)	$23.69	$22.46	$20.90	$20.44	$20.81	$23.69	$20.81

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Banking Division
Net interest income	$112,964	$119,562	$120,330	$118,375	$124,957	$471,231	$419,013
Provision for credit losses	1,847	487	86,805	35,997	4,741	125,136	12,654
Noninterest income	15,659	15,265	14,468	17,773	18,632	63,165	69,005
Noninterest expense
Salaries and employee benefits	38,668	39,718	40,423	41,621	38,180	160,430	130,134
Occupancy and equipment expenses	10,958	11,955	11,679	10,347	10,216	44,939	35,281
Data processing and telecommunications expenses	9,608	9,716	8,919	10,797	10,156	39,040	34,934
Other noninterest expenses	25,806	21,517	27,997	30,645	23,176	105,965	149,919
Total noninterest expense	85,040	82,906	89,018	93,410	81,728	350,374	350,268
Income (loss) before income tax expense	41,736	51,434	(41,025)	6,741	57,120	58,886	125,096
Income tax expense (benefit)	13,992	13,453	(8,582)	275	15,412	19,138	31,609
Net income (loss)	$27,744	$37,981	$(32,443)	$6,466	$41,708	$39,748	$93,487

Retail Mortgage Division
Net interest income	$19,908	$20,393	$24,302	$17,756	$18,223	$82,359	$44,552
Provision for credit losses	(1,621)	15,051	423	1,997	1,237	15,850	3,472
Noninterest income	94,109	137,583	104,195	34,369	33,335	370,256	118,188
Noninterest expense
Salaries and employee benefits	50,165	53,500	50,003	31,097	28,233	184,765	82,470
Occupancy and equipment expenses	1,577	1,676	1,953	1,504	1,544	6,710	4,666
Data processing and telecommunications expenses	1,534	2,349	1,406	986	1,034	6,275	2,418
Other noninterest expenses	7,442	7,889	6,949	5,875	4,553	28,155	12,536
Total noninterest expense	60,718	65,414	60,311	39,462	35,364	225,905	102,090
Income before income tax expense	54,920	77,511	67,763	10,666	14,957	210,860	57,178
Income tax expense	11,535	16,112	14,231	2,408	3,371	44,286	12,202
Net income	$43,385	$61,399	$53,532	$8,258	$11,586	$166,574	$44,976

Warehouse Lending Division
Net interest income	$9,017	$6,546	$5,026	$3,302	$3,771	$23,891	$12,617
Provision for credit losses	1,673	495	403	(9)	67	2,562	67
Noninterest income	1,113	1,064	727	960	610	3,864	1,999
Noninterest expense
Salaries and employee benefits	296	266	209	210	325	981	934
Occupancy and equipment expenses	1	1	1	1	1	4	5
Data processing and telecommunications expenses	101	73	55	41	47	270	156
Other noninterest expenses	26	28	88	34	53	176	223
Total noninterest expense	424	368	353	286	426	1,431	1,318
Income before income tax expense	8,033	6,747	4,997	3,985	3,888	23,762	13,231
Income tax expense	1,687	1,431	1,049	837	816	5,004	2,778
Net income	$6,346	$5,316	$3,948	$3,148	$3,072	$18,758	$10,453

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
SBA Division
Net interest income	$14,909	$8,966	$7,034	$2,181	$2,190	$33,090	$7,031
Provision for credit losses	(2,997)	4,297	2,322	(903)	150	2,719	544
Noninterest income	1,247	5,106	1,570	1,277	2,536	9,200	8,915
Noninterest expense
Salaries and employee benefits	1,233	1,572	2,612	1,476	1,336	6,893	4,783
Occupancy and equipment expenses	100	97	97	97	79	391	269
Data processing and telecommunications expenses	1	4	15	13	5	33	32
Other noninterest expenses	363	595	359	515	402	1,832	1,651
Total noninterest expense	1,697	2,268	3,083	2,101	1,822	9,149	6,735
Income before income tax expense	17,456	7,507	3,199	2,260	2,754	30,422	8,667
Income tax expense	3,666	1,577	671	475	578	6,389	1,820
Net income	$13,790	$5,930	$2,528	$1,785	$2,176	$24,033	$6,847

Premium Finance Division
Net interest income	$6,658	$7,071	$7,122	$6,331	$6,210	$27,182	$21,953
Provision for credit losses	(412)	(2,648)	(1,792)	3,965	(502)	(887)	3,021
Noninterest income	15	—	—	—	—	15	6
Noninterest expense
Salaries and employee benefits	2,104	1,642	1,921	1,542	1,568	7,209	5,617
Occupancy and equipment expenses	73	76	77	79	79	305	375
Data processing and telecommunications expenses	79	84	119	117	120	399	973
Other noninterest expenses	981	934	886	1,056	1,457	3,857	4,561
Total noninterest expense	3,237	2,736	3,003	2,794	3,224	11,770	11,526
Income (loss) before income tax expense	3,848	6,983	5,911	(428)	3,488	16,314	7,412
Income tax expense (benefit)	828	1,464	1,240	(93)	782	3,439	1,734
Net income (loss)	$3,020	$5,519	$4,671	$(335)	$2,706	$12,875	$5,678

Total Consolidated
Net interest income	$163,456	$162,538	$163,814	$147,945	$155,351	$637,753	$505,166
Provision for credit losses	(1,510)	17,682	88,161	41,047	5,693	145,380	19,758
Noninterest income	112,143	159,018	120,960	54,379	55,113	446,500	198,113
Noninterest expense
Salaries and employee benefits	92,466	96,698	95,168	75,946	69,642	360,278	223,938
Occupancy and equipment expenses	12,709	13,805	13,807	12,028	11,919	52,349	40,596
Data processing and telecommunications expenses	11,323	12,226	10,514	11,954	11,362	46,017	38,513
Other noninterest expenses	34,618	30,963	36,279	38,125	29,641	139,985	168,890
Total noninterest expense	151,116	153,692	155,768	138,053	122,564	598,629	471,937
Income before income tax expense	125,993	150,182	40,845	23,224	82,207	340,244	211,584
Income tax expense	31,708	34,037	8,609	3,902	20,959	78,256	50,143
Net income	$94,285	$116,145	$32,236	$19,322	$61,248	$261,988	$161,441

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514